Alexander & Baldwin, Inc. Reports First Quarter 2024 Results

HONOLULU, HI (April 25, 2024) /PRNewswire/—Alexander & Baldwin, Inc. (NYSE: ALEX) ("A&B" or "Company"), a Hawai‘i-based owner, operator and developer of high-quality commercial real estate in Hawai‘i, today announced net income available to A&B common shareholders of $20.0 million, or $0.28 per diluted share, and Commercial Real Estate ("CRE") operating profit of $22.0 million for the first quarter of 2024.
Q1 2024 Highlights
•Funds From Operations ("FFO") of $29.2 million, or $0.40 per diluted share / Adjusted FFO of $25.5 million, or $0.35 per diluted share
•CRE Same-Store Net Operating Income ("NOI") growth of 4.1% / CRE Same-Store NOI growth of 3.9% excluding collections of prior year reserves
•Leased occupancy as of March 31, 2024, was 94.0%
•Comparable new and renewal leasing spreads for the improved portfolio were 11.8% and 7.2%, respectively
Lance Parker, president and chief executive officer, stated: "We began the year with strong results across the board. First quarter CRE Same-Store NOI growth was 4.1% and we continue to see robust leasing demand for our high-quality retail and industrial properties, with blended comparable leasing spreads for the quarter at 7.8%. Our Land Operations segment also performed well, generating $7.9 million of operating profit due largely from a number of opportunistic land sales. As a result, we are raising our full year 2024 guidance to reflect our first quarter performance."
Financial Results for Q1 2024
•Net income available to A&B common shareholders and diluted earnings per share available to A&B shareholders for the first quarter of 2024 were $20.0 million and $0.28 per diluted share, respectively, compared to $5.3 million and $0.07 per diluted share in the same quarter of 2023.
•Income from continuing operations available to A&B shareholders for the first quarter of 2024 was $20.2 million, or $0.28 per diluted share, compared to $9.5 million, or $0.13 per diluted share, in the same quarter of 2023.
•FFO and FFO per diluted share for the first quarter of 2024 were $29.2 million and $0.40 per diluted share, respectively, compared to $18.6 million and $0.26 per diluted share in the same quarter of 2023. FFO and FFO per diluted share benefited from higher Land Operations margin in the first quarter of 2024, primarily driven by the sale of approximately 330 acres of land holdings. This compares to the sale of one acre of land in the same quarter of 2023.
•Adjusted FFO and Adjusted FFO per diluted share for the first quarter of 2024 were $25.5 million and $0.35 per diluted share, respectively, compared to $16.0 million and $0.22 per diluted share in the same quarter of 2023.
CRE Highlights for Q1 2024
•CRE operating revenue for the first quarter of 2024 increased by $1.0 million, or 2.1%, to $48.9 million, compared to $47.9 million in the same quarter of 2023.
•CRE operating profit for the first quarter of 2024 increased by $1.1 million, or 5.3%, to $22.0 million, compared to $20.9 million in the same quarter of 2023.
•CRE NOI for the first quarter of 2024 increased by $1.4 million, or 4.4%, to $31.8 million, compared to $30.4 million in the same quarter of 2023.
•CRE Same-Store NOI for the first quarter of 2024 increased by $1.2 million, or 4.1%, to $31.5 million, compared to $30.3 million in the same quarter of 2023.

•Collections of prior year reserves in the first quarter of 2024 were $0.8 million compared to $0.7 million in the same quarter of 2023.
•During the first quarter of 2024, the Company executed a total of 44 improved-property leases, covering approximately 212,000 square feet of gross leasable area ("GLA").
•Comparable leasing spreads in our improved property portfolio were 7.8% for the first quarter of 2024, which included 9.1% for retail spaces and 4.6% for industrial spaces.
•Significant leases executed in our improved property portfolio during the first quarter of 2024 included:
◦12 leases related to properties located in Kailua, including Aikahi Park Shopping Center, totaling approximately 34,200 square feet of GLA and $1.2 million of annualized base rent ("ABR").
◦One lease at Komohana Industrial Park totaling approximately 68,000 square feet of GLA and $1.1 million of ABR.
◦One lease at Opule Industrial totaling approximately 36,000 square feet of GLA and $0.7 million of ABR.
•Overall leased occupancy was 94.0% as of March 31, 2024, an increase of 10 basis points compared to March 31, 2023, and a decrease of 70 basis points compared to December 31, 2023.
◦Leased occupancy in the retail portfolio was 93.2% as of March 31, 2024, a decrease of 40 basis points compared to March 31, 2023, and a decrease of 110 basis points compared to December 31, 2023.
◦Leased occupancy in the industrial portfolio was 96.8% as of March 31, 2024, an increase of 160 basis points compared to March 31, 2023, and flat compared to December 31, 2023.
•Same-Store leased occupancy was 95.0% as of March 31, 2024, an increase of 20 basis points compared to March 31, 2023, and a decrease of 70 basis points compared to December 31, 2023.
◦Same-Store leased occupancy in the retail portfolio was 94.4% as of March 31, 2024, a decrease of 50 basis points compared to March 31, 2023, and a decrease of 120 basis points compared to December 31, 2023.
◦Same-Store leased occupancy in the industrial portfolio was 96.8% as of March 31, 2024, an increase of 160 basis points compared to March 31, 2023, and an increase of 10 basis points compared to December 31, 2023.
CRE Investment Activity for Q1 2024
•In the first quarter of 2024, the Company began permitting for a 29,550-square-foot warehouse and distribution center at Maui Business Park II. The single-user space includes 32' clear height and can accommodate up to 14 dock-high loading bays. Construction of this pre-leased space will begin in the second half of 2024, with an in-service date expected in the fourth quarter of 2025.
Land Operations
•Land Operations operating profit was $7.9 million for the quarter ended March 31, 2024, compared to an operating loss of $0.1 million for the quarter ended March 31, 2023. The change in operating profit from the prior year quarter is due primarily to increased sales activity in the first quarter of 2024 compared to the same quarter in 2023.
Balance Sheet, Market Value and Liquidity
•As of March 31, 2024, the Company had an equity market capitalization of $1.2 billion and $457.6 million in total debt, for a total market capitalization of approximately $1.7 billion. The Company's debt-to-total market capitalization was 27.7% as of March 31, 2024. The Company's debt has a weighted-average maturity of 2.4 years, with a weighted-average interest rate of 4.43%. At quarter end, 90% of the Company's debt was at fixed rates.
•On April 15, 2024, the Company completed the issuance of a $60.0 million unsecured private placement note (the "Note"). The Note has a coupon rate of 6.09% and matures on April 15, 2032. Interest only is paid semi-annually and the principal balance is due at maturity. Proceeds from the Note will be used to pay down the mortgage note secured by Laulani Village when it matures on May 1, 2024, and for general corporate purposes.
•As of March 31, 2024, the Company had total liquidity of $469.7 million, consisting of cash on hand of $15.7 million and $454.0 million available on its revolving line of credit.
•Net Debt to Trailing Twelve Months ("TTM") Consolidated Adjusted EBITDA was 3.8 times as of March 31, 2024, with TTM Consolidated Adjusted EBITDA of $117.8 million for the period ended March 31, 2024.
Dividend

•The Company paid a first quarter 2024 dividend of 0.2225 per share on April 5, 2024.
•The Company's Board declared a second quarter 2024 dividend of 0.2225 per share, payable on July 8, 2024, to shareholders of record as of the close of business on June 14, 2024.
2024 Full-Year Guidance
The Company revised its 2024 Full-Year guidance as follows:

2024 Guidance
	Revised	Initial
CRE Same-Store NOI growth %	1.1% to 2.1%	1.0% to 2.0%
CRE Same-Store NOI growth %, excluding collections of prior year reserves	2.1% to 3.1%	2.0% to 3.0%
FFO per diluted share	$1.05 to $1.16	$0.95 to $1.05
Adjusted FFO per diluted share	$0.89 to $1.00	$0.80 to $0.90

FFO per diluted share guidance is comprised of:

2024 Guidance
	Revised	Initial
FFO per share related to Land Operations	$0.05 to $0.11	$(0.04) to $0.01
FFO per share related to CRE and Corporate	$1.00 to $1.05	$0.99 to $1.04
FFO per diluted share	$1.05 to $1.16	$0.95 to $1.05

ABOUT ALEXANDER & BALDWIN
Alexander & Baldwin, Inc. (NYSE: ALEX) (A&B) is the only publicly-traded real estate investment trust to focus exclusively on Hawai‘i commercial real estate and is the state's largest owner of grocery-anchored, neighborhood shopping centers. A&B owns, operates and manages approximately 3.9 million square feet of commercial space in Hawai‘i, including 22 retail centers, 13 industrial assets and four office properties, as well as 142.0 acres of ground lease assets. Over its 154-year history, A&B has evolved with the state's economy and played a leadership role in the development of the agricultural, transportation, tourism, construction, residential and commercial real estate industries.

Learn more about A&B at www.alexanderbaldwin.com.

Contact:
A&B Investor Relations
(808) 525-8475
investorrelations@abhi.com

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
SEGMENT DATA & OTHER FINANCIAL INFORMATION
(amounts in thousands, except per share data; unaudited)

	Three Months Ended March 31,
	2024	2023
Operating Revenue:
Commercial Real Estate	$48,888	$47,870
Land Operations	12,314	2,520
Total operating revenue	61,202	50,390
Operating Profit (Loss):
Commercial Real Estate	21,981	20,877
Land Operations	7,931	(92)
Total operating profit (loss)	29,912	20,785
Interest expense	(5,510)	(5,041)
Corporate and other expense	(4,164)	(6,233)
Income (Loss) from Continuing Operations Before Income Taxes	20,238	9,511
Income tax benefit (expense)	—	(5)
Income (Loss) from Continuing Operations	20,238	9,506
Income (loss) from discontinued operations, net of income taxes	(256)	(4,198)
Net Income (Loss)	19,982	5,308
Loss (income) attributable to discontinued noncontrolling interest	—	28
Net Income (Loss) Attributable to A&B Shareholders	$19,982	$5,336

Basic Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.28	$0.13
Discontinued operations available to A&B shareholders	—	(0.06)
Net income (loss) available to A&B shareholders	$0.28	$0.07

Diluted Earnings (Loss) Per Share of Common Stock:
Continuing operations available to A&B shareholders	$0.28	$0.13
Discontinued operations available to A&B shareholders	—	(0.06)
Net income (loss) available to A&B shareholders	$0.28	$0.07

Weighted-Average Number of Shares Outstanding:
Basic	72,545	72,549
Diluted	72,666	72,629

Amounts Available to A&B Common Shareholders:
Continuing operations available to A&B common shareholders	$20,230	$9,476
Discontinued operations available to A&B common shareholders	(256)	(4,170)
Net income (loss) available to A&B common shareholders	$19,974	$5,306

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands; unaudited)

	March 31,	December 31,
	2024	2023
ASSETS
Real estate investments
Real estate property	$1,612,280	$1,609,013
Accumulated depreciation	(234,564)	(227,282)
Real estate property, net	1,377,716	1,381,731
Real estate developments	55,531	58,110
Investments in real estate joint ventures and partnerships	6,828	6,850
Real estate intangible assets, net	34,730	36,298
Real estate investments, net	1,474,805	1,482,989
Cash and cash equivalents	15,683	13,517
Restricted cash	236	236
Accounts receivable, net	3,715	4,533
Goodwill	8,729	8,729
Other receivables	15,407	23,601
Prepaid expenses and other assets	103,711	98,652
Assets held for sale	14,004	13,984
Total assets	$1,636,290	$1,646,241

LIABILITIES AND EQUITY
Liabilities:
Notes payable and other debt	$457,574	$463,964
Accounts payable	4,350	5,845
Accrued post-retirement benefits	8,275	9,972
Deferred revenue	72,460	70,353
Accrued and other liabilities	87,305	93,096

Equity	1,006,326	1,003,011
Total liabilities and equity	$1,636,290	$1,646,241

ALEXANDER & BALDWIN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED CASH FLOWS
(amounts in thousands; unaudited)

	Three Months Ended March 31,
	2024	2023
Cash Flows from Operating Activities:
Net income (loss)	$19,982	$5,308
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Loss (income) from discontinued operations	256	4,198
Depreciation and amortization	9,034	9,181
Loss (gain) from disposals of non-core assets, net	(23)	(1,117)
Loss (gain) on de-designated interest rate swap valuation adjustment	(3,675)	—
Share-based compensation expense	1,126	1,576
Loss (income) related to joint ventures, net of operating cash distributions	50	(384)
Changes in operating assets and liabilities:
Trade and other receivables	(486)	(1,350)
Prepaid expenses, income tax receivable and other assets	(3,435)	(1,238)
Development/other property inventory	(2,925)	(109)
Accrued post-retirement benefits	(1,697)	5
Accounts payable	(1,242)	211
Accrued and other liabilities	(501)	(3,620)
Operating cash flows from continuing operations	16,464	12,661
Operating cash flows from discontinued operations	(403)	(7,150)
Net cash provided by (used in) operations	16,061	5,511

Cash Flows from Investing Activities:
Capital expenditures for property, plant and equipment	(3,746)	(3,018)
Proceeds from disposal of assets	184	1,645
Payments for purchases of investments in affiliates and other investments	(113)	(78)
Investing cash flows from continuing operations	(3,675)	(1,451)
Investing cash flows from discontinued operations	15,000	2,162
Net cash provided by (used in) investing activities	11,325	711

Cash Flows from Financing Activities:
Payments of notes payable and other debt and deferred financing costs	(15,441)	(17,960)
Borrowings (payments) on line-of-credit agreement, net	9,000	25,000
Cash dividends paid	(16,447)	(32,030)
Repurchases of common stock and other payments	(2,332)	(2,392)
Financing cash flows from continuing operations	(25,220)	(27,382)
Financing cash flows from discontinued operations	—	(448)
Net cash provided by (used in) financing activities	(25,220)	(27,830)

Cash, Cash Equivalents, Restricted Cash, and Cash included in Assets Held for Sale
Net increase (decrease) in cash, cash equivalents, restricted cash, and cash included in assets held for sale	2,166	(21,608)
Balance, beginning of period	13,753	34,409
Balance, end of period	$15,919	$12,801

USE OF NON-GAAP FINANCIAL MEASURES
The Company uses non-GAAP measures when evaluating operating performance because management believes that they provide additional insight into the Company's and segments' core operating results, and/or the underlying business trends affecting performance on a consistent and comparable basis from period to period. These measures generally are provided to investors as an additional means of evaluating the performance of ongoing core operations. The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for or superior to, financial measures calculated in accordance with GAAP.

NOI and Same-Store NOI

NOI is a non-GAAP measure used internally in evaluating the unlevered performance of the Company's Commercial Real Estate portfolio. Management believes NOI provides useful information to investors regarding the Company's financial condition and results of operations because it reflects only the contract-based income and cash-based expense items that are incurred at the property level. When compared across periods, NOI can be used to determine trends in earnings of the Company's properties as this measure is not affected by non-contract-based revenue (e.g., straight-line lease adjustments required under GAAP); by non-cash expense recognition items (e.g., the impact of depreciation and amortization expense or impairments); or by other income, expenses, gains, or losses that do not directly relate to the Company's ownership and operations of the properties (e.g., indirect selling, general, administrative and other expenses, as well as lease termination income). Management believes the exclusion of these items from operating profit (loss) is useful because the resulting measure captures the contract-based revenue that is realizable (i.e., assuming collectability is deemed probable) and the direct property-related expenses paid or payable in cash that are incurred in operating the Company's Commercial Real Estate portfolio, as well as trends in occupancy rates, rental rates and operating costs. NOI should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.
The Company reports NOI and Occupancy on a Same-Store basis, which includes the results of properties that were owned, operated, and stabilized for the entirety of the prior calendar year and current reporting period, year-to-date. Management believes that reporting on a Same-Store basis provides investors with additional information regarding the operating performance of comparable assets separate from other factors (such as the effect of developments, redevelopments, acquisitions or dispositions).
Reconciliations of CRE operating profit to CRE NOI, Same-Store NOI and Same-Store NOI Excluding Collections of Amounts Reserved in Previous Years are as follows:

	Three Months Ended March 31,
(amounts in thousands; unaudited)	2024	2023	Change
CRE Operating Profit	$21,981	$20,877	$1,104
Depreciation and amortization	8,975	9,092	(117)
Straight-line lease adjustments	(592)	(1,335)	743
Favorable/(unfavorable) lease amortization	(96)	(275)	179
Termination income	(1)	—	(1)
Other (income)/expense, net	(59)	2	(61)
Selling, general, administrative and other expenses	1,556	2,066	(510)
NOI	31,764	30,427	1,337
Less: NOI from acquisitions, dispositions, and other adjustments	(217)	(114)	(103)
Same-Store NOI	31,547	30,313	1,234
Less: Collections of amounts reserved in previous years	(755)	(679)	(76)
Same-Store NOI excluding collections of amounts reserved in prior years	$30,792	$29,634	$1,158

Funds From Operations and Adjusted Funds From Operations
Management believes that FFO serves as a supplemental measure to net income calculated in accordance with GAAP for comparing its performance and operations to those of other REITs because it excludes items included in net income that do not relate to or are not indicative of the Company’s operating and financial performance, such as depreciation and amortization related to real estate, which assumes that the value of real estate assets diminishes predictably over time instead of fluctuating with market conditions, and items that can make periodic or peer analysis more difficult, such as gains and losses from the sale of CRE properties, impairment losses related to CRE properties, and income (loss) from discontinued operations. Management believes that FFO more accurately provides an investor an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
The Company has been executing a simplification strategy to focus on the growth and expansion of its commercial real estate portfolio in Hawai‘i by monetizing its legacy assets and operations. The sale of Grace Pacific, LLC and the Company-owned quarry land on Maui in 2023 marked the culmination of the Company’s simplification strategy. Although the Company has some remaining legacy assets that will continue to be monetized, investors and analysts now view the Company as a pure-play REIT. In order to enhance comparability to other REITs, the Company will provide an additional performance metric, Adjusted FFO, to further adjust FFO to exclude the effects of certain items not related to ongoing property operations. Management believes Adjusted FFO is a widely recognized measure of the property operations of REITs and may be more useful than FFO in evaluating the operating performance of the Company’s properties over the long term, as well as enabling investors and analysts to assess performance in comparison to other real estate companies

FFO and Adjusted FFO do not represent alternatives to net income calculated in accordance with GAAP and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. In addition, FFO and Adjusted FFO do not represent and should not be considered alternatives to cash generated from operating activities determined in accordance with GAAP, nor should they be used as measures of the Company’s liquidity, or cash available to fund the Company’s needs or pay distributions. FFO and Adjusted FFO should be considered only as supplements to net income as a measure of the Company’s performance.

The Company presents both non-GAAP measures and reconciles FFO to the most directly-comparable GAAP measure, Net Income (Loss) available to A&B common shareholders, and FFO to Adjusted FFO. The Company's FFO and Adjusted FFO may not be comparable to such metrics reported by other REITs due to possible differences in the interpretation of the current Nareit definition used by such REITs.

Reconciliations of net income (loss) available to A&B common shareholders to FFO and Adjusted FFO are as follows:

	Three Months Ended March 31,
(amounts in thousands; unaudited)	2024	2023
Net Income (Loss) available to A&B common shareholders	$19,974	$5,306
Depreciation and amortization of commercial real estate properties	8,975	9,092
(Income) loss from discontinued operations, net of income taxes	256	4,198
Income (loss) attributable to discontinued noncontrolling interest	—	(28)
FFO	29,205	$18,568
Add (deduct) Adjusted FFO defined adjustments
(Gain)/loss on sale of legacy business	—	(1,117)
Non-cash changes to liabilities related to legacy operations[1]	—	350
Legacy joint venture (income)/loss[2]	(698)	(388)
(Gain)/loss on fair value adjustments related to interest rate swaps	(3,675)	—
Non-recurring financing charges	2,350	—
Amortization of share-based compensation	1,126	1,576
Maintenance capital expenditures[3]	(2,018)	(1,312)
Leasing commissions paid	(315)	(294)
Straight-line lease revenue	(592)	(1,335)
Amortization of net debt premiums or discounts and deferred financing costs	243	239
Amortization of above and below-market leases, net	(96)	(275)
Adjusted FFO	$25,530	$16,012

[1] Primarily related to environmental reserves associated with legacy business activities in the Land Operations segment
[2] Includes joint ventures engaged in legacy business activities within the Land Operations segment
[3] Includes ongoing maintenance capital expenditures only

Net Debt

Net Debt is calculated by adjusting the Company's total debt to its notional amount (by excluding unamortized premium, discount and capitalized loan fees) and by subtracting cash and cash equivalents recorded in the Company's consolidated balance sheets.

A reconciliation of the Company's Net Debt is as follows.

	March 31,	December 31,
(amounts in thousands; unaudited)	2024	2023
Debt
Secured debt	$188,322	$189,713
Unsecured term debt	223,252	237,251
Unsecured revolving credit facility	46,000	37,000
Total debt	457,574	463,964
Net unamortized deferred financing cost / discount (premium)	142	149
Cash and cash equivalents	(15,683)	(13,517)
Net debt	$442,033	$450,596

EBITDA and Adjusted EBITDA

The Company may report various forms of EBITDA (e.g. Consolidated EBITDA, Consolidated Adjusted EBITDA, and Land Operations EBITDA) as non-GAAP measures used by the Company in evaluating the segments' and Company's operating performance on a consistent and comparable basis from period to period. The Company provides this information to investors as an additional means of evaluating the performance of the segments' and Company’s ongoing operations.

The Company also adjusts Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA for items identified as non-recurring, infrequent or unusual that are not expected to recur in the segment’s normal operations (or in the Company’s core business).

As an illustrative example, the Company identified non-cash impairment as non-recurring, infrequent or unusual items that are not expected to recur in the consolidated or segment’s normal operations. By excluding these items from Consolidated EBITDA to arrive at Consolidated Adjusted EBITDA, the Company believes it provides meaningful supplemental information about its operating performance and facilitates comparisons to historical operating results. Such non-GAAP measures should not be viewed as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

Reconciliations of the Company's consolidated net income to Consolidated EBITDA and Consolidated Adjusted EBITDA are as follows:

	TTM March 31,	TTM December 31,
(amounts in thousands, unaudited)	2024	2023
Net Income (Loss)	$47,637	$32,963
Adjustments:
Depreciation and amortization	36,644	36,791
Interest expense	23,432	22,963
Income tax expense (benefit)	30	35
Interest expense related to discontinued operations	300	496
Consolidated EBITDA	108,043	93,248
Asset impairments	4,768	4,768
(Gain)/loss on fair value adjustments related to interest rate swaps	(957)	2,718
Non-recurring financing charges	2,350	—
(Income) loss from discontinued operations, net of income taxes and excluding depreciation, amortization and interest expense	3,605	7,351
Consolidated Adjusted EBITDA	$117,809	$108,085

FORWARD-LOOKING STATEMENTS

Statements in this release that are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding possible or assumed future results of operations, business strategies, growth opportunities and competitive positions. Such forward-looking statements speak only as of the date the statements were made and are not guarantees of future performance. Forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those expressed in or implied by the forward-looking statements. These factors include, but are not limited to, prevailing market conditions and other factors related to the Company's REIT status and the Company's business, the evaluation of alternatives by the Company related to its non-core assets and business, and the risk factors discussed in the Company's most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. The information in this release should be evaluated in light of these important risk factors. We do not undertake any obligation to update the Company's forward-looking statements.